SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/ Soliciting Material Pursuant to Rule 14a-11(c) or or Rule 14a-12

                                   ADT LIMITED
----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             WESTERN RESOURCES, INC.
----------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), or 14a-6(i)(2) / /
$500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3)
/ /  Fee computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11

     1) Title of each class of securities to which transaction applies:
     ------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
      -----------------------------------------------------------------
     3) Per unit  price  or  other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11:*
      -----------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
      -----------------------------------------------------------------
Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------

/x/  Filing fee paid with preliminary filing.

                           WESTERN RESOURCES ANNOUNCES
                          NEW SHAREOWNER MEETING DATES

         TOPEKA, Kansas, April 4, 1997 -- Western Resources today announced that its Annual Meeting of Shareowners has been scheduled for May 29, 1997, Topeka. Shareowners of record on April 18 will be entitled to attend and vote at the annual meeting.
        Western Resources also announced a special meeting of its shareowners on June 17, 1997, to consider its proposal to issue Western Resources common shares in connection with its offer to acquire ADT Limited, the nation's largest monitored security company.



        Western Resources (NYSE:WR) is a full-service, diversified energy company with total assets of more than $6 billion. Its utilities, KPL and KGE, operating in Kansas and Oklahoma, provide natural gas service to approximately 650,000 customers and electric service to approximately 600,000 customers. Western Resources, through its subsidiary, Westar Security, also is the nation's third-largest monitored security provider, operating in 46 states in the U.S. Through its other unregulated subsidiaries, Westar Energy, Westar Capital, and The Wing Group, a full range of energy and energy-related products and services are developed and marketed in the continental U.S. and offshore.

        For  more  information   about  Western   Resources  and  its  operating
     companies, visit us on the Internet at http://www.wstnres.com.

This press release/employee update is neither an offer nor an exchange nor a solicitation of an offer to exchange shares of common stock of ADT Limited. Such offer is made solely by the Prospectus dated March 14, 1997, and the related Letter of Transmittal, and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of ADT Limited in any jurisdiction in which the making of such offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdictions where securities, blue sky or other laws require such offer to be made by a licensed broker or dealer, such offer shall be deemed to be made on behalf of Western Resources, Inc. by Salomon Brothers Inc; Bear, Stearns & Co. Inc; and Chase Securities Inc, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.